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                                                                      Exhibit 21

                  SUBSIDIARIES OF METROPOLITAN FINANCIAL CORP.


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
                                                                    State of Incorporation/
                                                                    -----------------------
Active                                                                    Organization
------                                                                    ------------

Kimberly Construction Company                                                  Ohio

Metropolitan Bank and Trust Company                                            Ohio

Metropolitan Capital Trust I                                                   Delaware

Inactive
--------

MetroCapital Corporation                                                       Ohio

Metropolitan Savings Service Corporation                                       Ohio

Metropolitan Securities Corporation                                            Ohio
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